Exhibit 99.1
News Release
Novelis Announces Upsizing and Pricing of Offering of Senior Notes due January 2030

ATLANTA, January 8, 2025 – Novelis Inc., a leading sustainable aluminum solutions provider and the world leader in aluminum rolling and recycling, today announced that its indirect wholly owned subsidiary, Novelis Corporation, has priced an offering of $750 million aggregate principal amount of 6.875% senior notes due in January 2030 (the "Notes"), which represents an increase of $250 million from the offering size previously announced. The Notes were priced at par value and will bear an interest rate of 6.875% per annum. The Notes are being offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by Novelis, and by certain of Novelis' subsidiaries. Novelis expects to close the offering of the Notes on January 13, 2025, subject to the satisfaction of customary closing conditions.
Novelis intends to use the net proceeds from the offering to repay $738 million of outstanding borrowings under its revolving credit facility and to use any remaining net proceeds to fund cash on its balance sheet for general corporate purposes.
The Notes and the related guarantees have not been, and will not be, registered under the Securities Act, or any state securities laws, and have not been, and will not be, offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.
This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.
There can be no assurances that the offering of the Notes will be completed as described herein or at all.
About Novelis
Novelis Inc. is driven by its purpose of shaping a sustainable world together. We are a global leader in the production of innovative aluminum products and solutions and the world's largest recycler of aluminum. Our ambition is to be the leading provider of low-carbon, sustainable aluminum solutions and to achieve a fully circular economy by partnering with our suppliers, as well as our customers in the aerospace, automotive, beverage packaging and specialties industries throughout North America, Europe, Asia and South America. Novelis had net sales of $16.2 billion in fiscal year 2024. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai. For more information, visit novelis.com.
Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this news release are statements about the offering of the Notes and the use of proceeds therefrom. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. Novelis does not intend, and Novelis disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:	Investor Contact:
Julie Groover	Megan Cochard
+1 404 316 7525	+1 404 760 4170
julie.groover@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com
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